Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms used and not otherwise defined herein have the meanings ascribed to them in the Current Report on Form 8-K to which this pro forma financial information is being attached (the “Form 8-K”). Unless the context otherwise requires, “we” or the “Company” refers to Golden Nugget Online Gaming, Inc. and its subsidiaries after the Closing, and Landcadia Holdings II, Inc. prior to the Closing, and “GNOG” refers to Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc.).

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Prior to the Closing, the Company was a blank check company whose purpose was to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We were incorporated as CAPS Holdings LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019. On May 9, 2019 we consummated our initial public offering (“IPO”) in which we sold 31,625,000 units at a price of $10.00 per unit. Each unit consisted of one share of Company Class A common stock and one-third of a redeemable public warrant. Each whole public warrant will entitle the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Simultaneously, with the closing of the IPO, we consummated an $8.8 million private placement of an aggregate of 5,883,333 private placement warrants at a price of $1.50 per warrant. Upon the closing of the IPO, we deposited the $316.3 million net proceeds thereof and the proceeds of the private placement in the trust account. As of September 30, 2020, there was $320.5 million held in the trust account.

GNOG is a U.S. online real money casino. GNOG currently operates iGaming and online sports betting wagering within the State of New Jersey. Prior to April 28, 2020, GNOG’s assets were owned, and GNOG’s business was operated, by GNAC. On April 28, 2020, GNAC contributed the assets constituting the online gaming business to GNOG.

On April 28, 2020, GNOG entered into the Credit Agreement, guaranteed by LF LLC, comprised of a $300.0 million interest only term loan due October 2023 (the “GNOG Debt Financing”). Proceeds received from the term loan were sent to LF LLC in exchange for the Intercompany Promissory Note in the original principal amount of $300.0 million, executed by LF LLC and payable to the order of GNOG (the “Original Intercompany Note”). The Original Intercompany Note is recorded as contra-equity as a subscription receivable. LF LLC used those loan proceeds to purchase secured notes issued by Golden Nugget (the “GN Notes”). The term loan, the Original Intercompany Note and the GN Notes bear interest at LIBOR plus 12%. In June 2020, the Credit Agreement was amended to amend certain provisions to permit GNOG Holdco and LF LLC to enter into the Purchase Agreement and consummate the transaction including, but not limited to, amendments to permit the formation of GNOG Holdco, the merger of Golden Nugget Online Gaming, Inc. into Golden Nugget Online Gaming, LLC, and the sale by LF LLC of the equity in GNOG Holdco. In connection with the Closing, LF LLC and GNOG entered into the Second Amended and Restated Intercompany Note (the “Second A&R Intercompany Note”) to continue to act as a guarantee to the Credit Agreement and provided for, among other things, (a) a reduction in the principal amount outstanding under the Amended and Restated Intercompany Note by $150.0 million, which reduction occurred at Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, to be paid quarterly on the outstanding balance from day to day thereunder. The Second A&R Intercompany Note provides for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. Following the Closing, the debt under the Credit Agreement is secured by the Second A&R Intercompany Note and by a collateral assignment agreement from LF LLC to the lenders of a promissory note payable to LF LLC made by Golden Nugget, which effectively, but indirectly, provides pari passu security interest with the Golden Nugget senior secured credit facility.

On the Closing Date, GNOG LLC entered into an A&R Online Gaming Operations Agreement with an affiliate, GNAC, and a Trademark License Agreement with another affiliate, GNLV. The A&R Online Gaming Operations Agreement grants GNOG LLC the right to host, manage, control, operate, support and administer online gaming services under GNAC’s operating licenses. The Trademark License Agreement grants GNOG LLC the right to use the Golden Nugget trademark in connection with GNOG LLC’s online gaming operations. Under the terms of these agreements, GNOG LLC will pay a monthly royalty equal to 3% of net gaming revenue defined as GGR less free play, gaming tax, Know-Your-Customer fees, geolocation fees, and payment processing fees. The Trademark License Agreement provides for a twenty-year term.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the transaction and the GNOG debt financing occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 present pro forma effect to the transaction and the GNOG debt financing as if they had been completed on January 1, 2019.

The pro forma combined financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the transaction and the GNOG debt financing occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited and audited financial statements of the Company as of and for the nine months ended September 30, 2020 and as of and for the year ended December 31, 2019. The historical financial information of GNOG was derived from the unaudited and audited consolidated financial statements of GNOG as of and for the nine months ended September 30, 2020 and as of and for the year ended December 31, 2019. This information should be read together with the Company’s and GNOG’s unaudited and audited financial statements and related notes incorporated by reference in the Form 8-K.

Pursuant to the Company’s charter, public stockholders were offered the opportunity to redeem, upon the closing of the transaction, shares of the Company’s Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the Closing. The unaudited pro forma condensed combined financial statements reflect actual redemptions of 5,180 shares of the Company’s Class A Common Stock at $10.13 per share.

The transaction was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Under this method of accounting, the Company was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction was treated as the equivalent of GNOG issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company was stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transaction are those of GNOG.

GNOG has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Mr. Fertitta has a 79.9% voting interest in the Company;

•	GNOG executives hold C-suite management roles in the Company;

•	The Company has assumed GNOG’s name;

•	The Company’s shares of Class A common stock and warrants are listed on Nasdaq under the symbols “GNOG” and “GNOGW;”

•	The Company plans to continue to use GNOG’s existing strategy.

Description of the Business Combination

The aggregate consideration for the transaction was (i) $313.5 million payable in 31,350,625 HoldCo Class B Units and 31,350,625 shares of Class B common stock, (ii) Closing Cash Consideration in an amount of $30.0 million and (iii) the repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG under the Credit Agreement, together with related prepayment premium in an amount of approximately $24.0 million, as well as related expenses and accrued and unpaid interest in an amount of approximately $4.9 million.

Upon Closing, the Company and LF LLC entered into the Tax Receivable Agreement as additional consideration. The Tax Receivable Agreement generally provides for the payment by the Company to LF LLC of 85% of certain tax benefits that the Company actually realizes or is deemed to realize from the use of certain tax attributes in periods after the Closing. The Company will retain the tax benefit, if any, of the remaining 15% of these tax attributes.

The following represents the aggregate cash, equity and other consideration (in thousands):

Rollover equity issued at closing	31,351
Value per unit of rollover equity (1)	$10.00
Total equity consideration	$313,510
Plus: Cash consideration	$30,000
Plus: GNOG debt repayment	$150,000
Plus: Debt repayment fees and accrued interest	$25,438
Plus: Tax receivable agreement	$24,208
Total cash, equity and other consideration	$543,156

(1)	Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the transaction was $25.49. As the transaction was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma common stock shares outstanding (in thousands):

Class B common stock issued at Closing(1)	31,351
Founder shares: Class A common stock held by Mr. Fertitta	4,090
35,441
Class A common stock held by public stockholders	31,625
Less: Shares redeemed	(5)
31,620
Other Founder shares: Class A common stock held by Jefferies	1,272
68,333

(1)	The shares of Class B common stock do not have any economic rights but carry 10 votes per share, provided that the voting power of Mr. Fertitta and his affiliates is subject to an automatic downward adjustment to the extent necessary for the total voting of all shares of common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of the Company and GNOG. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

					As of
	As of September 30, 2020				September 30, 2020
	GNOG	The Company	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,612	$897	$320,495	(A)	$85,215
			(30,000	)(D)
			(21,721	)(E)
			(9,054	)(F)
			(3,524	)(G)
			(150,000	)(H)
			(25,384	)(H)
			(54	)(H)
			(52	)(J)
Restricted cash	45,667	-	-		45,667
Accounts receivable - trade and other	5,804	-	-		5,804
Receivable from Parent	108	-	-		108
Other current assets	134	31	-		165
Total current assets	55,325	928	80,706		136,959
PROPERTY AND EQUIPMENT, net	606	-			606
LONG-TERM DEFERRED TAX ASSETS	5,242	-	30,071	(K)	30,071
			(5,242	)(K)
CASH AND INVESTMENTS HELD IN TRUST	-	320,495	(320,495	)(A)	-
OTHER ASSETS, net	2,110	-	2,000	(F)	4,110
Total assets	$63,283	$321,423	$(212,960)		$171,746
LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$9,680	$161	$(996	)(E)	$8,845
Accrued salary and payroll taxes	3,289	-	(1,024	)(G)	2,265
Accrued gaming and related taxes	16,074	-	-		16,074
Advances from an affiliate	11,602	-	(7,054	)(F)	4,548
Interest payable	108	-	(54	)(H)	54
Income taxes payable	2,660	131	-		2,791
Deferred revenue	3,322	-	-		3,322
Notes payable	29	-	-		29
Customer deposits	35,757	-	-		35,757
Total current liabilities	82,521	292	(9,128)		73,685
LONG-TERM DEBT	282,076	-	(150,000	)(H)	141,038
			8,962	(H)
DEFERRED UNDERWRITING COMISSIONS	-	11,069	(11,069	)(E)	-
TAX RECEIVABLE AGREEMENT LIABILITY	-	-	24,208	(K)	24,208
OTHER LIABILITIES	6,480	-	-		6,480
Total liabilities	371,077	11,361	(137,027)		245,411
COMMITMENTS AND CONTINGENCIES
NONCONTROLLING INTERESTS	-	-	450,508	(D)	450,508
CLASS A COMMON STOCK SUBJECT TO REDEMPTIONS	-	305,062	(305,062	)(B)	-
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.0001 par value, no shares issued or oustanding	-	-	-		-
Common stock, no par value	-	-	-		-
Class A common stock, $0.0001 par value	-	-	3	(B)	4
			1	(C)
Class B common stock, $0.0001 par value	-	1	(1	)(C)	3
			3	(D)
Note receivable from Parent	(289,185)	-	289,185	(H)	-
Additional paid-in capital	-	1,929	305,059	(B)	-
			(30,000	)(D)
			(3	)(D)
			(289,185	)(H)
			3,070	(I)
			18,165	(D)
			(9,656	)(E)
			621	(K)
Retained earnings (accumulated deficit)	(18,609)	3,070	(468,673	)(D)	(524,180)
			(2,500	)(G)
			(8,962	)(H)
			(25,384	)(H)
			(3,070	)(I)
			(52	)(J)
Total stockholders' equity (deficit)	(307,794)	5,000	(221,379)		(524,173)
Total liabilities and stockholders' equity (deficit)	$63,283	$321,423	$(212,960)		$171,746

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Nine Months				Nine Months
	Ended				Ended
	September 30, 2020				September 30, 2020
	GNOG	The Company	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
REVENUES:
Casino gaming	$59,890	$-	$-		$59,890
Other	8,201	-	-		8,201
Total revenue	68,091	-	-		68,091

COSTS AND EXPENSES:
Labor	6,008	-	-		6,008
Gaming taxes	12,843	-	-		12,843
Royalty and licenses fees	7,627	-	478	(A)	8,105
Selling, general and administrative expense	18,970	844	6,655	(B)	26,469
Depreciation and amortization	138	-	-		138
Total operating costs and expenses	45,586	844	7,133		53,563
OPERATING INCOME (LOSS)	22,505	(844)	(7,133)		14,528
OTHER EXPENSE:
Interest expense (income), net	19,077	(1,566)	(1,996	)(C)	17,081
			1,566	(D)
Total other expense (income)	19,077	(1,566)	(430)		17,081
Income (loss) before income taxes	3,428	722	(6,703)		(2,553)
Provision (benefit) for income taxes	914	152	(1,612	)(E)	(546)
Net income (loss)	2,514	570	(5,091)		(2,007)
Less: Net loss attributable to noncontrolling interest	-	-	921	(F)	921
Net income (loss) attributable to common stockholders	$2,514	$570	$(4,170)		$(1,086)

LOSS PER SHARE
Net loss per share of common stock - basic		$(0.07)			$(0.03)
Net loss per share of common stock - diluted		$(0.07)			$(0.03)
Weighted average shares of common stock outstanding - basic		9,372			36,982
Weighted average shares of common stock outstanding - diluted		9,372			68,333

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Year				Year Ended
	Ended				Ended
	December 31, 2019				December 31, 2019
	GNOG	The Company	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
REVENUES:
Casino gaming	$47,694	$-	$-		$47,694
Other	7,727	-	-		7,727
Total revenue	55,421	-	-		55,421

COSTS AND EXPENSES:
Labor	7,102	-	-		7,102
Gaming taxes	9,985	-	-		9,985
Royalty and licenses fees	5,875	-	1,058	(A)	6,933
Selling, general and administrative expense	14,687	487	8,873	(B)	24,047
Depreciation and amortization	135	-	-		135
Total operating costs and expenses	37,784	487	9,931		48,202
OPERATING INCOME (LOSS)	17,637	(487)	(9,931)		7,219
OTHER EXPENSE:
Interest expense (income), net	6	(3,651)	22,381	(C)	22,387
			3,651	(D)
Total other expense (income)	6	(3,651)	26,032		22,387
Income (loss) before income taxes	17,631	3,164	(35,963)		(15,168)
Provision (benefit) for income taxes	5,960	664	(9,012	)(E)	(2,388)
Net income (loss)	11,671	2,500	(26,951)		(12,780)
Less: Net loss attributable to noncontrolling interest	-	-	5,866	(F)	5,866
Net income (loss) attributable to common stockholders	$11,671	$2,500	$(21,085)		$(6,914)

LOSS PER SHARE
Net loss per share of common stock - basic		$(0.02)			$(0.19)
Net loss per share of common stock - diluted		$(0.02)			$(0.19)
Weighted average shares of common stock outstanding - basic		8,032			36,982
Weighted average shares of common stock outstanding - diluted		8,032			68,333

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.	Basis of Presentation

The transaction was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction was treated as the equivalent of GNOG issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transaction will be those of GNOG.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the transaction occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 present pro forma effect to the transaction and the GNOG debt financing as if they had been completed on January 1, 2019. These periods are presented on the basis of GNOG as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020 which is incorporated by reference;

•	GNOG’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020 which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes which is incorporated by reference; and

•	GNOG’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	the Company’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes which is incorporated by reference; and

•	GNOG’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transactions.

The pro forma adjustments reflecting the consummation of the transaction and GNOG debt financing are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and GNOG, which are incorporated by reference.

2. Accounting Policies

Based on its initial analysis of the Company and GNOG’s accounting polices, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustment to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the transactions and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the transaction and the GNOG debt financing, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Company. GNOG and the Company have not had any historical relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares outstanding, assuming the transaction and the GNOG debt financing occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

A.	Reflects the reclassification of $320.5 million of cash and cash equivalents held in the Company trust account that becomes available to fund the business combination.

B.	Reflects the reclassification of $305.1 million of Company Class A common stock subject to possible redemption to permanent equity.

C.	Reflects the conversion of Company Class B common stock to Class A common stock, as well as the forfeiture of 2,543,750 founder shares.

D.	Reflects consideration consisting of $30.0 million in cash and the issuance of 31,350,625 shares of the Class B common stock and the issuance of 31,350,625 HoldCo Class B Units. The holder of the HoldCo Class B Units is entitled to redeem all or a portion of such HoldCo Class B Units to be settled in cash or shares of Class A Common Stock and as such, these HoldCo Class B Units will be classified as temporary equity in accordance with ASC 480-10-S99-3A and represent a noncontrolling interest. The noncontrolling interest is adjusted to redemption value as of September 30, 2020 in accordance with paragraph 15 option b of ASC 480-10-S99-3A. This measurement adjustment results in a corresponding adjustment to shareholders’ equity through adjustments to additional paid in capital and retained earnings. The HoldCo Class B Units would have a redemption value of $450.5 million if redeemable on September 30, 2020. The redemption value is calculated by multiplying (i) the 31,350,625 HoldCo Class B Units to be issued in connection with this transaction and (ii) the September 30, 2020 Company Class A common stock trading price of $14.37. Concurrent with future redemptions of the HoldCo Class B Units, an equal number of shares of the Class B common stock will be cancelled.

E.	Reflects the payment of $21.7 million in transaction fees, including $11.1 million in deferred underwriting commissions incurred during the Company’s IPO due upon completion of the transaction.

F.	Reflects the repayment of $9.1 million to a GNOG affiliate related to $7.1 million in debt issuance costs and $2.0 million in Michigan market access fees paid on GNOG’s behalf .

G.	Reflects the payment of $3.5 million in GNOG incentive compensation expense.

H.	Reflects the repayment of $150.0 million of GNOG indebtedness along with $24.0 million in prepayment premium related to the Credit Agreement, $1.3 million in related expenses and $54.0 thousand of accrued interest and the write-off of $9.0 million of pro rata deferred financing costs and unamortized original issue discount associated with the debt repayment. Additionally, concurrently with the Closing, $288.5 million of the carrying amount on GNOG LLC’s Second A&R Intercompany Note from LF LLC is being accounted for as a distribution to LF LLC, with a corresponding reduction in additional paid-in capital. The Second A&R Intercompany Note requires LF LLC to make cash payments of 6% per annum, on a quarterly basis, on the outstanding principal balance of the Second A&R Intercompany Note. None of these payments will reduce the principal balance on the Second A&R Intercompany Note. Further, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of such payments. These payments and equity issuances will be treated as capital transactions for accounting purposes and will increase the noncontrolling interests in GNOG LLC.

I.	Reflects the elimination of the Company’s historical retained earnings.

J.	Reflects the redemption of 5,180 of the Company’s public shares for $52,492 at a redemption price of $10.13 per share. Based on the historical accounting for the public shares and considering Pro Forma Adjustment B, the entire redemption price is allocated to Class A common stock and additional paid-in capital in the accompanying unaudited pro forma condensed combined balance sheet.

K.	Reflects the increase in long-term deferred tax assets resulting from a tax basis step-up of assets directly related to the transaction and related future payments under the Tax Receivable Agreement as well as the elimination of historical deferred tax assets due to the transaction and change in filing status. In addition, the adjustment reflects the TRA liability, which represents 85% of deferred tax benefit related to the specified tax attributes to be realized by the Company, subject to adjustment as provided in the Tax Receivable Agreement, which will be paid to LF LLC. The TRA liability created in connection with the transaction is accounted for as additional consideration to LF LLC. Assuming no exchange of LF LLC’s HoldCo Class B Units pursuant to the A&R HoldCo LLC Agreement, the TRA liability to be recognized for the Tax Receivable Agreement is $24.2 million and the deferred tax asset of $30.1 million (each of which is subject to adjustment pursuant to the Tax Receivable Agreement) which has been recognized from the increase in the tax basis and certain tax benefits attributes. The difference between the change in the deferred tax asset resulting from the step-up in tax basis and the TRA liability is recorded through Additional Paid in Capital. The TRA liability is an estimate and will be accounted for in accordance with ASC 450. The amount of expected future payments under the Tax Receivable Agreement are dependent upon a number of factors, including the Company’s cash tax savings, the specified tax rate in the years in which it utilizes tax attributes subject to the Tax Receivable Agreement as well as current tax forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations which could have a material impact on the liability to be paid. The Tax Receivable Agreement provides that in the event of a change of control, subject to certain limitations, the Company’s obligations under the Tax Receivable Agreement would accelerate and become payable in a lump sum amount. The lump sum payment would equal the present value of the anticipated future tax benefits calculated based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement. In the event of an early termination immediately after the transaction, based upon the September 30, 2020 price of $14.37 per share of Class A common stock, and assuming a discount rate of 1.34% (LIBOR +1%), the Company estimates that it would be required to pay approximately $257.4 million.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:

A.	Reflects the 3% brand royalty that will be paid to a GNOG affiliate.

B.	Reflects new contractual compensation arrangement.

C.	Reflects interest expense associated with the remaining GNOG indebtedness following the repayment of $150.0 million of the outstanding amount.

D.	Elimination of interest income on the Company’s trust account.

E.	Reflects the net impact on income taxes of the pro forma adjustments to interest expense, royalty expense adjusted for changes in the legal structure of the combined entities and changes in ownership, at the effective tax rate of the pro forma combined entity.

F.	Reflects adjustment to net income (loss) attributable to non-controlling interests.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the transaction, assuming the shares were outstanding since January 1, 2019. As the transactions and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the transactions have been outstanding for the entire periods presented.

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Pro Forma Basic & Diluted Income (Loss) Per Share:
Pro forma net income (loss) attributable to common shareholders – basic	$(1,086)	$(6,914)
Pro forma net income (loss) attributable to common shareholders – diluted	$(2,007)	$(12,780)
Basic shares outstanding	36,982	36,982
Diluted shares outstanding	68,333	68,333
Pro forma basic income (loss) per share	$(0.3)	$(0.19)
Pro forma diluted income (loss) per share	$(0.3)	$(0.19)
Pro Forma Shares Outstanding – Basic and diluted:
Founder shares held by Mr. Fertitta	4,090	4,090
Common shares held by Company shareholders	31,620	31,620
Other Founder shares	1,272	1,272
Total shares – basic	36,982	36,982
Merger consideration equity if redeemed for Class A	31,351	31,351
Total shares – diluted	68,333	68,333